CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Shareholders of Kinetics Mutual Funds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Counsel and Independent Accountants" and "Independent Auditors" in such Registration Statement.




PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 30, 2002